EX-4.1 4 ex4samplestockcert.htm SAMPLE STOCK CERTIFICATE

Number

Shares

  xx

  xx

Incorporated under the laws of the State of Nevada

The Virtual Learning Company, Inc.

Total Authorized Issue

75,000,000 Shares $.001 Par Value

Common Stock

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWER, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE CORPORATION.

This is to certify that ________________________________________ is the owner of

___________________________________________________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of the Certificate properly endorsed.

Witness, the seal of the corporation and the signatures of its duly authorized officers.

Dated

______________________

________________________

                                                           President